EXHIBIT 99.1

[LOGO OF NHP]

Dividend Reinvestment and Stock Purchase Plan

New Account Enrollment Form

Nationwide Health Properties, Inc.

P.O. Box 1958

Newark, NJ 07101-1958

1-800-524-4458

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account.

What this means to you: When you complete an enrollment application, we will ask for your name, address, date of birth, and other information that will allow us to identify you. Please be aware that we will verify the information you provide and may also ask for copies of your driver’s license or other identifying documents.

1 Account Ownership

Complete one section below.

Please use a pen and print clearly in CAPITAL LETTERS.

Individual or Joint Account

Owner’s Name (first, middle initial, last):

Owner’s Social Security Number (used for tax reporting):

                        —            —

Joint Owner’s Name, if applicable (first, middle initial, last):

Gifts/Transfers to a Minor (UGMA/UTMA)

Custodian’s Name, one name only (first, middle initial, last):

as custodian for Minor’s Name (first, middle initial, last):

Under the                         Uniform Gifts/Transfers to Minors Act.

                        (State)

Minor’s Social Security Number:

                        —            —

Trust

Trustee’s Name (first, middle initial, last):

and Co-Trustee’s Name, if applicable (first, middle initial, last):

as trustees of (Name of Trust):

for the benefit of:

Trust’s Taxpayer Identification Number:

                        —

Date of Trust (month, day, year)

                        —            —

2 Date of Birth

                        —            —

Individual/Joint: Joint accounts will be presumed to be joint tenants with rights of survivorship unless restricted by applicable state law or otherwise indicated. Only one social security number is required. Gifts/Transfers to a minor UGMA/UTMA: A minor is the beneficial owner of the account with an adult as custodian, managing the account until the minor becomes of age, as specified in the uniform gift transfers to minor act in the minor’s state of residence.

Trust: An account established in accordance with the provisions of a trust agreement.

3 Address & Citizenship

Street Address and Apartment or Box Number:

City:

State:                     Zip code:

Citizenship of Owner, Minor or Trust Beneficiary:

    U.S. Citizen             Resident Alien             Non-Resident Alien:

Country of Citizenship:

4 Investment Information

Please make your check payable to The Bank of New York — NHP Dividend Reinvestment and Stock Purchase Plan. Note that The Bank cannot accept foreign checks. Checks must be drawn on a U.S. Bank and payable in U.S. dollars.

Please choose only one option:

☐	One-time purchase

If you are not presently one of our stockholders, you may become a participant in the plan by making an initial cash investment in our common stock of not less than $750 and not more than $10,000. Thereafter, subsequent payments may be a minimum $100 not to exceed $10,000 per investment. Enter investment amount:

        $             ,                 .

☐	Electronic Funds Transfer (EFT)

The initial investment is a minimum $750 (1). Thereafter, subsequent payments may be a minimum $100 as indicated below and will be automatically withdrawn from your checking or savings account on the 25th day of each month (2). Enter investment amounts:

(1)    $                 ,                 .             first-time investment and

(2)    $                 ,                 .             monthly deduction

Electronic Funds Transfer (EFT) information:

Bank Routing (ABA) Number:

Account Number:

☐ Checking Account or ☐ Savings Account (Please attach voided check to this application)

5 Signature                             Each owner must read and sign this section.

By signing this application, I certify that:

•	I have received and read the brochure for the company in which I am investing, and I agree to the Terms and Conditions of the prospectus. I have the authority and legal capacity to purchase shares, am of legal age and believe each investment is suitable for me. I understand that The Bank of New York utilizes an Affiliated Broker for all trading activity relative to the plan on behalf of plan participants.
•	I ratify any instructions given on this account. I agree that neither the company nor The Bank of New York will be liable for any loss, cost or expense for acting upon any instructions if it follows reasonable procedures designed to prevent unauthorized transactions.
•	I understand that for joint tenant accounts “I” refers to all account owners, and each of the account owners agrees that any account owner has authority to act on the account without notice to the other account owners. The Bank of New York in its sole discretion, and for its protection, may require the written consent of all account owners prior to acting upon the instructions of any account owner.

Please make sure that all owners sign the enrollment form as required.

Signature of Owner                                                          Date (month, day, year)

X

Signature of Joint Owner                                                  Date (month, day, year)

X

Telephone number:

6 Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2.	I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
3.	I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, the acquisition or abandonment of secured property, cancellation of debt contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

If I am a Non-Resident Alien, as I’ve indicated above, I certify under penalties of perjury that I am not a U.S. Citizen or Resident Alien, and that I am an “exempt foreign person” as defined under IRS regulations.

Please make sure that all owners sign the enrollment form as required.

Signature of Owner                                                          Date (month, day, year)

X

Signature of Joint Owner                                                  Date (month, day, year)

X

7 Dividend Reinvestment Enrollment Election (check one)

☐	Reinvest all net dividends on shares of common stock.
☐	Reinvest dividends on shares of common stock.
☐	Pay cash dividends.

Please make sure that all owners sign the enrollment form as required.

Signature of Owner                                                          Date (month, day, year)

X

Signature of Joint Owner                                                  Date (month, day, year)

X

[LOGO OF NHP]

Dividend Reinvestment and Stock Purchase Plan

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account.

What this means to you: When you complete an enrollment application, we will ask for your name, address, date of birth, and other information that will allow us to identify you. Please be aware that we will verify the information you provide and may also ask for copies of your driver’s license or other identifying documents.

PARTICIPATION ELECTION

☐	Reinvest all net dividends on all shares of common stock.
☐	Reinvest dividends on shares of common stock.
☐	Pay cash dividends.

DEPOSIT ELECTION

☐	Check here if you wish to deposit your certificate shares in the Plan. Also see Plan brochure for instructions.

Total Shares

If you are submitting an Optional Cash Payment with this form: (Complete Below)

Please indicate the amount and enclose a check in U.S. dollars made payable to The Bank of New York — NHP Dividend Reinvestment and Stock Purchase Plan.

Amount enclosed $

(Check amount MUST be a minimum of $100 not to exceed $10,000 per investment.)

ALL SIGNATURE(S) MUST BE EXACTLY AS NAME(S) APPEAR(S) AS INDICATED                                 DATE

Please complete, sign and return form to:	The Bank of New York P.O. Box 1958 Newark, NJ 07101-1958

Name:
Address:
Date of Birth:	/ /
Month Day Year
Taxpayer I.D. No.:

INSTRUCTIONS FOR COMPLETING THE ENROLLMENT FORM

PLEASE COMPLETE THE FRONT:

—	By signing and dating the Enrollment Form.
—	To deposit Certificate shares in this Plan, complete the front side of this form and forward certificate(s) to The Bank of New York.
—	You may also enclose a check made payable to The Bank of New York — NHP Dividend Reinvestment and Stock Purchase Plan for optional cash payments.

AUTHORIZATION FOR ENROLLMENT

I/We hereby elect to participate in the Dividend Reinvestment and Stock Purchase Plan (the Plan), as described in the Terms and Conditions of the Plan set forth in the Prospectus that accompanied this Enrollment Form.

The participant(s) appoint(s) The Bank of New York (the Bank) as agent under the Plan and, subject to the Terms and Conditions of the Plan, hereby authorizes:

(i)	The receipt by the Bank of all dividends on all or part of whole shares indicated and optional cash payments made by the participant;
(ii)	The Bank to apply all such funds to the purchase of full and fractional shares of the Company; and
(iii)	The Bank to maintain shares for safekeeping if deposits are made.

This authorization and appointment is given with the understanding that either or both may be revoked or changed at any time, and participation in the Plan terminated, by notifying the Bank as provided in the Terms and Conditions of the Plan.

If you have any questions, please call our toll-free number 1 800-524-4458